UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 12, 2013

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) The Audit Committee of the Board of Directors (the “Board”) of GSI Group Inc. (the “Company”) has completed a competitive process to recommend the engagement of the Company’s independent registered public accounting firm for the year ending December 31, 2013.

As a result of this process, and in order to comply with the requirements of the Business Corporations Act (New Brunswick), on April 12, 2013, the Board, upon the recommendation of the Audit Committee, requested that Ernst & Young LLP (“Ernst & Young”) resign as the Company’s independent registered public accounting firm. Effective as of April 18, 2013, the Board approved the engagement of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm.

Ernst & Young’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2012 and December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Ernst & Young on the effectiveness of internal control over financial reporting as of December 31, 2012 and December 31, 2011 did not contain any adverse opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2012 and December 31, 2011, and the subsequent interim period through April 12, 2013, there were no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement in their reports on the financial statements for such years.

During the fiscal years ended December 31, 2012 and December 31, 2011, and the subsequent interim period through April 12, 2013, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that, as reported in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, the Company reported a material weakness in its internal control over financial reporting during such fiscal year, which was remediated as of December 31, 2011.

The Company provided Ernst & Young with a copy of the disclosures it is making in this Current Report on Form 8-K. The Company requested that Ernst & Young furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of Ernst & Young’s letter dated April 16, 2013 is attached as Exhibit 16.1 hereto.

(b) During the fiscal years ended December 31, 2012 and December 31, 2011, and the subsequent interim period through April 18, 2013, neither the Company nor anyone acting on its behalf has consulted with PricewaterhouseCoopers with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that PricewaterhouseCoopers concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

16.1	Letter of Ernst & Young LLP dated April 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: April 18, 2013	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

16.1	Letter of Ernst & Young LLP dated April 16, 2013.

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